ARTICLES OF INCORPORATION
                                       OF
                                PALM WORKS, INC.

         The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Nevada, do hereby set forth as follows:

         FIRST: The name of the corporation is:

                                PALM WORKS, INC.

         SECOND: The address of the resident agent of this corporation in this state is c/o United Corporate Services, Inc., 202 South Minnesota Street, in the City of Carson City, State of Nevada 89703 and the name of the resident agent at said address is United Corporate Services, Inc.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Nevada.

         FOURTH: The corporation shall be authorized to issue the following shares:

                  Class           Number of Shares           Par value
                  -----           ----------------           ---------
                  COMM0N            25,000,000                 $.001

         FIFTH: The number of directors constituting the initial Board of Directors is two (2); and the name and address of the initial Board of Directors, to serve until the first annual meeting of shareholders, or until the successors are elected and qualify, are as follows:

                  NAME                        ADDRESS
                  ----                        -------
                  Michael A. Barr             l0 Bank Street
                                              White Plains New York 10606

                  Robert F. Gilhooley         10 Bank Street
                                              White Plains, New York 10606

         SIXTH: The names and addresses of the incorporators are as follows:

                  NAME                        ADDRESS
                  ----                        -------
                  Michael A. Barr             10 Bank Street
                                              White Plains, New York 10606

                  Robert F. Gilhooley         10 Bank Street
                                              White Plains, New York 10606

         SEVENTH: The period of duration of the corporation shall be perpetual.

         EIGHTH: The corporation may, to the fullest extent permitted by Section
78.751 of the Nevada General Corporation Law, indemnify any and all directors and officers whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matter referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity by holding office, and shall continue as to a person who has ceased to be a director or officer ad shall inure to the benefits of the heirs, executors and administrators of such a person.

         IN WITNESS WHEREOF, the undersigned hereby execute this document and affirm that the facts set forth herein are true under the penalties of perjury this twenty-sixth day of July, 1999.

                                       /s/ MICHAEL A. BARR
                                       ----------------------------------
                                       Michael A. Barr, Incorporator

                                       /s/ ROBERT F. GILHOOLEY
                                       ----------------------------------
                                       Robert F. Gilhooley, Incorporator

                            CERTIFICATE OF CORRECTION
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                                PALM WORKS, INC.

         FIRST: The name of the corporation is Palm Works, Inc.

         SECOND: The Articles of Incorporation of Palm Works, Inc. were filed on August 3, 1999.

         THIRD: The Articles of Incorporation were incorrect in that the name of the corporation was inadvertently stated as Palm Works, Inc. instead of PalmWorks, Inc. Accordingly, Article FIRST of the Articles of Incorporation is hereby corrected to read in its entirety as follows:

                   "FIRST:  The name of the corporation is PalmWorks, Inc."

         IN WITNESS WHEREOF, the undersigned has executed this document and affirms that the facts set forth herein are true under the penalties of perjury this 16th day of December, 1999.

                                     /s/ Ellen S. Eckler
                                     -----------------------------------------
                                     Ellen S. Eckler, Executive Vice President